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                                                                       EXHIBIT 5

                  OPINION OF AKERMAN, SENTERFITT & EIDSON, P.A.


                                  June 4, 1999

Kellstrom Industries, Inc.
1100 International Parkway
Sunrise, Florida  33323

         RE:      Registration Statement on Form S-8 for Kellstrom Industries,
                  Inc.

Ladies and Gentlemen:

         On the date hereof, Kellstrom Industries, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of (i) up to 175,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to stock options to purchase 175,000 shares of Common Stock (the "1998 Plan Options") granted or to be granted under the Company's 1998 Stock Option Plan (the "1998 Plan"), and (ii) 542,000 shares of Common Stock pursuant to stock options to purchase 542,000 shares of Common Stock (together with the 1998 Plan Options, the "Options") granted pursuant to stock option agreements with certain employees or consultants of the Company (the "Option Agreements"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, as amended; (ii) records of corporate proceedings of the Company authorizing the Option Agreements and the preparation of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that, assuming that the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance to those persons who exercise Options granted under the 1998 Plan and the Option Agreements and the consideration for shares of Common Stock issued pursuant to such Options is actually received by the Company as provided in the 1998 Plan and the Option Agreements, the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the 1998 Plan and the Option Agreements will be duly and validly issued, fully paid and nonassessable.

         We advise you that the foregoing opinion is limited to the securities laws of the United States of America and the corporate laws of the State of Delaware and that we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction.




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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                   Sincerely,

                                   AKERMAN, SENTERFITT & EIDSON, P.A.



                                   By:  /s/ Akerman, Senterfitt & Eidson, P.A.
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